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EXHIBIT 21


SELECTIVE INSURANCE GROUP, INC., SUBSIDIARIES

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                                                                                                                          Percentage
                                                       Jurisdiction                                                       voting
                                                       in which                                                           securities
Name                                                   organized          Parent                                          owned
------------------------------------------------------ ------------------ ----------------------------------------------- ----------
ALTA Services LLC                                      New Jersey         Selective Way Insurance Company                     75%
                                                                          Selective Insurance Company of the Southeast        25%
Consumer Health Network Plus, LLC                      New Jersey         Selective Insurance Group, Inc.                    100%
Niagara Exchange Corporation                           Delaware           Selective Insurance Group, Inc.                    100%
PDA Software Services Inc                              Kansas             Selective Insurance Group, Inc.                    100%
Selective HR Solutions, Inc.                           Florida            Selective Insurance Group, Inc.                    100%
Selective Insurance Company of  New York               New York           Niagara Exchange Corp.                              87%
Selective Insurance Company of America                 New Jersey         Selective Insurance Group, Inc                     100%
Selective Insurance Company of South Carolina          South Carolina     Selective Insurance Group, Inc.                    100%
Selective Insurance Company of the Southeast           North Carolina     Selective Insurance Group, Inc.                    100%
Selective Technical Administrative Resources, Inc.     New Jersey         Selective Insurance Group, Inc.                    100%
Selective Way Insurance Company                        New Jersey         Selective Insurance Group, Inc.                    100%
Wantage Avenue Holding Company Inc                     New Jersey         Selective Insurance. Company of America            100%
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